STATEMENT OF RESOLUTIONS OF A MEETING OF

“P.T. CENTRAPRIMA MARINDOLAB”

Number:  17

On this day, Wednesday, the fourteenth day of June one thousand nine hundred ninety five (14-6-1995),

-Personally appeared before me, RACHMAD UMAR, Sarjana Hukum, a notary practicing in PONDOK GEDE, BEKASI Regency, in the presence of witnesses whose names are last written below:

-Mr. I WAYAN SUGIARTO, Sarjana Hukum, a private person, residing at Matraman Jaya, (Rt.0l9 Rw.006), Kelurahan Pegangsaan, Menteng, Central Jakarta, now being in Pondok Gede, Bekasi;

-who claims that he in this matter is acting under power conferred by Extraordinary General Meeting of Shareholders as evidenced from Minutes of Meeting of the following company;

-The appearing person acting in his above-mentioned capacity first states:

-that upon the request of the Board of Directors of “P.T. CENTRAPRIMA MARINDOLAB”, a limited liability company having its seat in Sidoarjo, whose articles of association have been approved by the Minister of Justice of the Republic of Indonesia as evidenced from Decree number C2-5772.HT.0l.0l.TH.95, dated the eighth day of May one thousand nine hundred ninety five (8-5-11995);

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-hereinafter referred to as the “Company”;

-an Extraordinary General Meeting of Shareholders was held, and the minutes of the said meeting were privately made, duly stamped, dated the thirtieth day of May one thousand nine hundred ninety five (30-5-1995), and attached hereto;

-that all 1,000,000 (one million) outstanding shares in the company were present in the meeting so that pursuant to provisions of article 20.4 of the Company’s articles of association, the meeting was lawfully constituted and entitled to adopt valid and binding resolutions regarding any businesses transacted therein.

-that the Meeting passed the following resolutions:

I.	It is resolved to approve the change of Company’s name to P.T. MARINDOLAB PRATAMA and, accordingly, amend article 1 of the Company’s articles of association to read as follows:

NAME AND DOMICILE

Article l

The Limited Liability Company shall bear the name: P.T. MARINDOLAB PRATAMA (hereinafter referred to as the “Company”), having its seat in Sidoarjo, and may open branches or representative offices elsewhere within or outside the country as determined by the Board of Directors.

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II.	It is resolved to confer power upon the appearing person to state the minutes of the meeting before a notary, make, cause to be made and sign a Deed of statement of meeting resolutions.

I, the notary, know the appearing person.

IN WITNESS WHEREOF

This deed is made as minutes and executed in Pondok Gede, Bekasi, on the day and date first written above in the presence of Mr. Ahmad Hipni and Mr. Tanziri, both being employees of the notary office, residing in Pondok Gede, Bekasi, whom I, notary, know, as witnesses.

After I, Notary, read out this deed to the appearing person and witnesses, the appearing person, witnesses and I, Notary, sign this deed.

This deed is executed without any changes.

The original of this deed is duly signed.

ISSUED AS A TRUE COPY.
NOTARY IN PONDOK GEDE
[sealed, stamped and signed]
(RACHMAD UMAR, S.H.)

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MINISTRY OF JUSTICE REPUBLIC OF INDONESIA DIRECTORATE GENERAL OF LAW AND LEGISLATION -YS-

DECREE OF THE MINISTER OF JUSTICE OF THE REPUBLIC OF INDONESIA

Number: C2-9770.HT.01.04.TH.95.

MINISTER OF JUSTICE OF THE REPUBLIC OF INDONESIA

Reading	:	Letter of Application Number 09/6/Not/PT/1995, dated June 15, 1995, from Notary Rachmad Umar SH, which was received on June 22, 1995.

Considering	:
That nothing in the deed of amendment is in violation of the requirements to obtain approval for amendment to articles of association of limited liability company, the Minister has no objection to granting approval for the amended articles.

Recognizing	:	Decree of Minister of Justice of the Republic of Indonesia Number C2-5772.HT.0l.0l.TH.95, dated May 8, 1995

(State Gazette Supplement Number of )

DECIDED:

FIRST	:	to approve the amendment to article 1 (Company’s Name) of the articles of association of

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PT. MARINDOLAB PRATAMA

Taxpayer ID No. 1.661.738.4-603

A limited liability company having its domicile in Sidoarjo, as set forth in the Deed Number 17, dated June 14, 1995, passed before Notary Rachmad Umar, SH practicing in Pondok Gede, Bekasi Regency.

SECOND	:	This decree is issued to the applicant for follow-up.

Issued in Jakarta

On August 7, 1995

p.p. MINISTER OF JUSTICE OF THE REPUBLIC OF

INDONESIA

DIRECTOR GENERAL OF LAW AND LEGISLATION

on his/her behalf

DIRECTOR OF CIVIL AFFAIRS

[signed and sealed]

RATNAWATI WIDJAYA, SH.

NIP. 040013295

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STATEMENT OF RESOLUTIONS OF A MEETING OF

PT. MARINDOLAB PRATAMA

Number: 63

-On this day, Friday, the twentieth day of June two thousand eight (20-6-2008) at 14.20 (fourteen twenty) Local Time,

-Personally appeared before me, DESMAN, Sarjana Hukum, Master of Humanity Studies, a notary practicing in Jakarta, in the presence of witnesses known to me, the notary, whose names are last written below:

Ms. JESSIE MAHALIA, born in Medan, on the twelfth day of August one thousand nine hundred eighty five (12-8-1985), Indonesian citizen, a private person, residing at Tanah Pasir Mas B/12.A, Rukun Tetangga 003, Rukun warga 007, Kelurahan Penjaringan, Kecamatan Penjaringan, North Jakarta, the holder of Jakarta Capital Region Province Identity Card number 09.5102.520885.4011;

-who claims that she in this matter is acting under power conferred upon him by all shareholders of the following company, as evidenced from the Circular Resolutions of Shareholders of PT. MARINDOLAB PRATAMA, a limited liability company having its seat in Serang (hereinafter referred to as the “Company”), established and existing under the laws of the Republic of Indonesia, in particular Law Number 1 (one) of 1967 (one thousand nine hundred sixty seven), as amended by Law Number 11 (eleven) of 1970 (one thousand nine hundred seventy) on Foreign Investment, and any regulations thereunder, and pursuant to Decree Number 361/III/PMA/2007, dated the fifteenth day of March two thousand seven (15-3-2007) on Approval for Change of Status from Domestic Investment Company to Foreign Investment Company, issued by the Chairman of Investment Coordinating Board, and whose articles of association and the amendments thereto are set forth in:

-Supplement number 4614 to the State Gazette of the Republic of Indonesia number 80, dated the seventh day of October one thousand nine hundred ninety seven (7-10-1997);

-Supplement number 185 to the State Gazette of the Republic of Indonesia number 62, dated the fourth day of August two thousand (4-8-2000);

-Supplement number 4213 to the State Gazette of the Republic of Indonesia number 62, dated the fourth day of August two thousand (4-8-2000);

-Deed number 7, dated the twelfth day of April two thousand six (12-4-2006), passed before IKSAN, Sarjana Hukum, a notary practicing in Bekasi City, which deed has been recorded in the Legal Entity Administration System Database of the Ministry of Law and Human Rights of the Republic of Indonesia as evidenced from the Receipt of Notice of Changes in the Shareholding of PT. MARINDOLAB PRATAMA, Number C-UM.02.01.8329, dated the eighteenth day of May two thousand six (18-5-2006);

-Deed number 39, dated the fifteenth day of May two thousand six (15-5-2006), passed before SITI PERTIWI HENNY SINGGIH, Sarjana Hukum, a notary practicing in Jakarta, which has been approved by the Minister of Law and Human Rights of the Republic of Indonesia as evidenced from Decree number C-16218 HT.0l.04.TH.2006, dated the second day of June two thousand six (2-6-2006);

-Deed number 80, dated the thirtieth day of March two thousand seven (30-3-2007), passed before me, the notary, which has been approved by the Minister of Law and Human Rights of the Republic of Indonesia as evidenced from Decree number W7-08108 HT.01.04-TH.2007, dated the nineteenth day of July two thousand seven (19-7-2007);

-and whose present structures of Board of Directors and Board of Commissioners are set forth in the Deed number 87, dated the thirty first day of August two thousand seven (31-8-2007), passed before me, the notary, notice of changes in the corporate data in respect of this deed having been recorded in the Legal Entity Administration System Database of the Ministry of Law and Human Rights of the Republic of Indonesia on the twenty ninth day of October two thousand seven (29-10-2007) under number CUM.HT.01.10-1383, and notice of amendments to articles of association in respect of this deed having been recorded in the Legal Entity Administration System Database of the Ministry of Law and Human Rights of the Republic of Indonesia on the third day of December two thousand seven (3-12-2007) under number C-UM.HT.01.10-4957;

-The appearing person is known to me, the notary.

-The appearing person warrants that her identity as written on her Identity Card shown to me, the notary, is true and accurate and that he is fully responsible for the accuracy of her identity.

-The appearing person acting in her above-mentioned capacity first states as follows:

-that on the nineteenth day of June two thousand eight (19-6-2008), the shareholder of the Company passed resolutions as evidenced from the Circular Resolutions in lieu of Extraordinary General Meeting of Shareholders of PT. MARINDOLAB PRATAMA, having its seat in Serang, dated the nineteenth day of June two thousand eight (19-6-2008), duly stamped and signed by all shareholders, and attached hereto (hereinafter in this deed referred to as the “Shareholders’ Resolutions”).

-That pursuant to Article 22. (9) of the Company’s Articles of Association, Shareholders may adopt valid and binding resolutions without holding a General Meeting of Shareholders provided all shareholders approve in writing the proposed resolutions by signing the proposal.  Any resolutions adopted in such manner shall have equal legal force to that of resolutions lawfully adopted at a General Meeting of Shareholders.

-that the appearing person claims that the proposal was signed by the holders of all 1,000,000 (one million) outstanding voting shares in the company;

-that under the Circular Resolutions the shareholders of the Company conferred power upon the appearing person to state the resolutions in a notarial deed;

-that the appearing person is exercising the said power to state the resolutions in this deed.

-Now, therefore, in consideration of the foregoing, the appearing person hereby states that the resolutions adopted by the shareholders of the Company are as follows:

I.	It is resolved to amend Article 1. (1) of the Company’s Articles of Association regarding the Company’s seat, by changing it from “having its seat in Serang” to its seat in “Serang Regency”.

II.
It is resolved to amend and rewrite the Company’s Articles of Association in compliance with Article 157. (3) of Law Number 40 of 2007 (two thousand seven) on Limited Liability Company and Law Number 25 of 2007 (two thousand seven) on Investment and any regulations thereunder so that the newly amended Articles of Association of the Company will read as follows:

NAME AND DOMICILE

Article 1

1.	This limited liability company shall bear the name

“PT. MARINDOLAB PRATAMA”

(hereinafter in this deed referred to as the “Company”) having its seat in Serang Regency.

2.	The Company may open representative offices and branches in any other places, whether within or outside the territory of the Republic of Indonesia as determined by the Board of Directors.

DURATION OF THE COMPANY

Article 2

The Company shall be incorporated and exist for indefinite period of time, subject to Law Number 25 of 2007 (two thousand seven) on Investment, which provides that the company shall operates for 30 (thirty) years as of the eighth day of May one thousand nine hundred ninety five (8-5-1995), unless its permit is renewed by the regulatory body.

PURPOSES AND OBJECTIVES AND BUSINESS ACTIVITIES

Article 3.

1.	The purposes and objectives of the Company shall be do businesses in the field of industry and trade.

2.	To achieve the said purposes and objectives, the Company may conduct the following business activities:

a.	Industrial activities in general including industry of drugs for animals, fish, shrimp, and livestock;

b.	Trading activities in general including import, export, and operating as distributor in respect of any tradable goods, whether on its own account or for other party on fee basis.

CAPITAL

Article 4.

1.
The authorized capital of the Company shall be in the amount of Rp.2,000,000,000.00 (two billion Rupiah) divided into 2,000,000 (two million) shares, each share having par value of Rp.1,000.00 (one thousand Rupiah).

2.
One million (1,000,000) shares having total value of Rp.1,000,000,000.00 (one billion Rupiah) out of authorized capital have been issued to and subscribed and paid-in by the following shareholders with the details of shareholding last written below.

3.
Shares in portfolio may be issued by the Company in accordance with the Company’s needs for capital upon the approval of a General Meeting of Shareholders.  All shareholders whose names are registered in the Register of Shareholders shall have preemptive right to purchase the shares to be issued within 14 (fourteen) calendar days after the offer and each shareholder shall be entitled to subscribe for new shares and remaining shares not subscribed by the other shareholders, in proportion to their respective shareholding.

If after the lapse of 14 (fourteen) calendar period as of the offer to shareholders, there are still any shares left unsold, the Board of Directors shall first offer them to any interested employees and if after such offer, there are still any shares left not subscribed, the Board of Directors shall be at liberty to offer such remaining shares to any third parties.

Share

Article 5

1.	All shares issued by the Company shall be registered shares.

2.	Evidence of shareholding may be in the form of share certificate.

3.	In case that the Company has not issued share certificates, shareholding may be evidenced by a statement or record issued by the company.

4.	If a share certificate is issued, each share shall be given one share certificate.

5.	A collective share certificate may be issued as evidence of holding by one person of 2 (two) or more shares.

6.	At least the following items shall be recorded on each share certificate:

a.	name and address of the shareholder;

b.	share certificate Number;

c.	par value of the share

d.	date of issuance of the share certificate;

7.	On a collective share certificate, at least the following items shall be recorded:

a.	name and address of the shareholder;

b.	collective share certificate Number;

c.	share certificate number and quantity of shares;

d.	par value of share;

e.	date of issuance of collective share certificate;

9.	Each share certificate and collective share certificate shall be signed by the Board of Directors and a Commissioner.

DUPLICATE SHARE CERTIFICATE

Article 6

1.
If a share certificate is damaged or destroyed, upon the request of the holder, the Board of Directors shall issue a duplicate share certificate, subject to delivery of damaged or defaced certificate to the Board of Directors.

2.
The original share certificate as referred to in paragraph (1) shall then be disposed of, the proceedings of which shall be recorded in the Minutes by the Board of Directors and reported to the next General Meeting of Shareholders.

3.
In the event that a share certificate is lost, upon the request of the holder, the Board of Directors shall issue a duplicate share certificate provided that, in the opinion of the Board of Directors, the loss is proved and such indemnity as may be deemed necessary by the Board of Directors in any particular case are given by the holder.

4.	Once the duplicate share is issued, the lost original share certificate shall be rendered null and void to the Company.

5.	All expenses incurred by the issuance of a duplicate share certificate shall be borne by the holder.

6.	The provisions of paragraphs (1), (2), (3), (4) and (5) shall apply mutatis-mutandis to the issuance of collective duplicate share certificates.

TRANSFER OF SHARES

Article 7

1.	A transfer of shares shall be made by virtue of a deed of transfer of shares, signed by the transferor and the transferee or their legal proxies.

2.	A transfer of the rights on shares shall only be allowed upon the approval of a General Meeting of Shareholders.

A shareholder intending to transfer its right on shares shall submit a request of his intention in writing to General Meeting of Shareholders through the Board of Directors.

3.	To the extent required by the prevailing laws and regulations, a transfer of shares shall be subject to the approval from the regulatory body.

4.	As of the date of the notice of a general meeting of shareholders until the meeting date, a transfer of shares shall not be allowed.

GENERAL MEETING OF SHAREHOLDERS

Article 8

1.	A General Meeting of Shareholders of the Company shall be:

a.	Annual General Meeting of Shareholders;

b.	Any other General Meeting of Shareholders, hereinafter in the Articles of Association referred to as an Extraordinary General Meeting of Shareholders.

2.
Unless otherwise expressly provided, the term General Meeting of Shareholders in these Articles of Association shall mean both Annual General Meeting of Shareholders, and Extraordinary General Meeting of Shareholders.

3.	At Annual General Meeting of Shareholders:

a.	The Board of Directors submits:

-	an annual report that has been reviewed by the Board of Commissioners for approval by the General Meeting of Shareholders;

-	a Financial Statement for approval by the meeting;

b.	The use of earnings shall be decided if the Company has positive retained earnings;

c.	Other agendas of the General Meeting of Shareholders that have been properly proposed in accordance with the provisions of the articles of association shall be decided.

4.
Approval of the annual report and financial statement by the Annual General Meeting of Shareholders shall constitute a full release and discharge of the members of the Board of Directors and Board of Commissioners of their management and supervision responsibilities performed during the past fiscal year to the extent that such actions are reflected in the Annual report and Financial Statement.

5.
An Extraordinary General Meeting of Shareholders may be held at any time as may be required to discuss and decides any businesses other than those referred to in points a and b of paragraph (3), subject to the prevailing laws and regulations and the articles of association.

PLACE, NOTICE AND CHAIRMAN OF

GENERAL MEETING OF SHAREHOLDERS

Article 9

1.	General Meeting of Shareholders shall be held in the city where the Company has its seat or at the Company’s place of business.

2.	Before the holding of General Meeting of Shareholders, a notice of the meeting shall be sent to the shareholders by registered mail and/or announced in a daily newspaper.

3.	The notice shall be given at the latest 14 (fourteen) days before the date of General Meeting of Shareholders, excluding notice date and meeting date.

4.	Prior notice of General Meeting of Shareholders shall not be required if all shareholders are present and accept the meeting agenda and unanimously approve proposed resolutions.

5.	A General Meeting of Shareholders shall be presided over by the President Director.

6.
If the President Director is absent or unable to preside over the Meeting for any reasons whatsoever, it being unnecessary to provide proof of such impediment to any third party, the General Meeting of Shareholders shall be presided over by one of the Directors.

7.
In case of the absence or disability of all members of the Board of Directors due to any reason whatsoever, it being unnecessary to prove such impediment to any third party, the Meeting shall be presided over by one of the members of the Board of Commissioners.

8.
In case of the absence or disability of all members of the Board of Commissioners due to any reason whatsoever, it being unnecessary to prove such impediment to any third party, the Meeting shall be presided over by someone appointed by and from those present at the Meeting.

QUORUM, VOTING RIGHTS AND RESOLUTIONS OF

GENERAL MEETING OF SHAREHOLDERS

Article 10

1.	A General Meeting of Shareholders may be held only if quorum as required under company law is present.

2.
Unless the Chairman of General Meeting of Shareholders decides otherwise without objection from any shareholders present at the General Meeting of Shareholders, voting concerning an individual shall be carried out by unsigned, folded ballots, while voting concerning other matters shall be conducted orally.

3.	Blank votes or void votes shall not be considered as having been cast and shall not be counted in the calculation of the number of votes legally cast at the General Meeting of Shareholders.

4.	General Meeting of Shareholders may pass a resolution on the basis of consensus or by voting in accordance with the prevailing Law.

BOARD OF DIRECTORS

Article 11

1.	The company shall be managed and led by a Board of Directors consisting of one or more directors. In the event there is more than one Director, one of whom may be appointed as the President Director.

2.	Only Indonesian or foreign person having the qualifications as required by the prevailing laws may be appointed as a member of the Board of Directors.

3.
The members of Board of Directors shall be appointed by a General Meeting of Shareholders for 5 (five)-year office term without prejudice to the right of a General Meeting of Shareholders to remove any of them at any time.

4.
If, for any reason, one or more positions in the Board of Directors become vacant, a General Meeting of Shareholders shall be convened to fill that vacancy within 30 (thirty) days after the occurrence of the vacancy, subject to the provisions of laws and regulations and the articles of association.

5.
If, for any reason, all positions in the Board of Directors become vacant, the Company shall for the time being be temporarily managed by a member of the Board of Commissioners appointed by a meeting of the Board of Commissioners.

6.
A member of the Board of Directors shall be entitled to resign from his position by giving notice in writing of his intention to the Company at least 30 (thirty) days prior to the date of his resignation.

7.	The office term of a member of Board of Directors shall end in case of:

a.	resignation in accordance with the provisions of paragraph (6);

b.	loss of qualifications required by the prevailing laws and regulations;

c.	death;

d.	dismissal on the basis of a resolution by a General Meeting of Shareholders.

DUTIES AND POWERS OF THE BOARD OF DIRECTORS

Article 12

1.
The Board of Directors shall be entitled to represent the Company within and outside the Court of Justice in respect of all matters and, in any event, to bind the Company to other parties or other parties to the Company and to take any act concerning either management or ownership but with the restriction that:

a.	to give or to obtain loans on behalf of the Company (except withdrawing money from the Company’s account and/or bank account);

b.	to establish a new business or to participate in other companies within or outside the country;

c.	to purchase, sell or otherwise dispose of any fixed assets and companies or encumber any of the Company’s assets;

d.	to cause the Company to be a guarantor;

-shall require an approval from the Board of Commissioners.

2.	Any 2 (two) members of the Board of Directors acting jointly shall be entitled and empowered to act for and on behalf of the Board of Directors and to represent the Company.

MEETING OF THE BOARD OF DIRECTORS

Article 13

1.	A meeting of the Board of Directors may be held at any time if deemed necessary:

a.	by one or more members of the Board of Directors;

b.	upon written request from one or more members of the Board of Commissioners; or

c.	upon written request from 1 (one) or more shareholders jointly representing 1/10 (one-tenth) of all voting shares;

2.
The notice of the Meeting of the Board of Directors shall be carried out by the member of the Board of Directors entitled to act for and on behalf of the Board of Directors pursuant to the provision of Article 9 hereof.

3.
The notice of the Meeting of the Board of Directors shall be sent by registered mail or personally delivered, against appropriate receipt, to each member of the Board of Directors no later than 3 (three) days prior to the meeting, excluding the notice date and the meeting date.

4.	Such notices shall specify the agenda, date, time and place of the Meeting.

5.
The Meeting of the Board of Directors shall be held in the city where the Company has its domicile or at the company’s business place.  In the event that all members of the Board of Directors are present in person or by proxy, such prior notice shall not be required and the Meeting of the Board of Directors may be held at any place and shall be entitled to adopt valid and binding resolutions.

6.
The Meeting of the Board of Directors shall be presided over by the President Director.  If the President Director is absent or unable to preside over the Meeting, it being unnecessary to provide proof of such impediment to any third party, the Meeting of the Board of Directors shall be chaired by another member of the Board of Directors appointed by and from the members of the Board of Directors present at the Meeting.

7.	A member of the Board of Directors may be represented in the meeting of the Board of Directors only by another member of the Board of Directors acting by virtue of a Power of Attorney.

8.
A Meeting of the Board of Directors shall be lawful and entitled to adopt binding resolutions only if more than 1/2 (one-half) of all members of the Board of Directors are present in person or by proxy at the Meeting.

9.
Resolutions of a Meeting of the Board of Directors shall be adopted on the basis of consensus.  In case of failure to reach consensus, resolutions shall be approved by at least more than 1/2 (one-half) of total votes legally cast in the Meeting.

10.	In case of tie vote, the Meeting Chairman shall have a second vote.

11.	a.	Each member of the Board of Directors present shall have the right to cast 1 (one) vote and 1 (one) additional vote for each other member of the Board of Directors whom he legally represents.

b.
Voting concerning an individual shall be made by an unsigned, folded ballots, while voting concerning other matters shall be conducted orally, unless the Chairman of the Meeting determines otherwise without objection from those present at the Meeting.

c.	Blank votes and void votes shall be deemed not to have been legally cast and, accordingly, to be nonexistent and shall not be counted in the calculation of the number of vote cast.

12.
The Board of Directors may also adopt valid resolutions without convening a Meeting of the Board of Directors provided that all of the members of the Board of Directors have been informed in writing regarding the relevant proposals and all members of the Board of Directors have given their approval to the proposals being submitted as evidenced by their signed written approval.

Any resolutions adopted in such a way shall have the same force as those legally adopted in the Meeting of the Board of Directors.

BOARD OF COMMISSIONERS

Article 14

1.	The Board of Commissioners shall consist of one or more members. In the event that more than one Commissioner is appointed, one of whom shall be appointed as the President Commissioner.

2.	Only Indonesian or foreign persons having the qualifications as required by the prevailing laws may be appointed as members of the Board of Commissioners.

3.
The members of Board of Commissioners shall be appointed by a General Meeting of Shareholders for a 5 (five)-year office term without prejudice to the right of a General Meeting of Shareholders to remove any of them at any time.

4.
If, for any reason, a position in the Board of Commissioners becomes vacant, a General Meeting of Shareholders shall be convened to fill that vacancy within 30 (thirty) days after the occurrence of the vacancy, subject to the provisions of paragraph (2).

5.
A member of the Board of Commissioners shall be entitled to resign from his position by giving notice in writing of his intention to the Company at least 30 (thirty) days prior to the date of his resignation.

6.	A member of Board of Commissioners may be removed at any time based on the resolution of General Meeting of Shareholders provided the removal decision indicates the reason(s) thereof.

7.
The decision to remove a commissioner as referred to in paragraph (6) may only be made after the commissioner concerned is given an opportunity to defend himself/herself at a General Meeting of Shareholders.

8.
In case that the decision to remove a commissioner as referred to in paragraph (7) is made outside a General Meeting of Shareholders in accordance with the provisions of article 91 of Company Law, the will-be-removed commissioner shall be notified of the intention to remove him or her and given an opportunity to defend himself or herself before the decision becomes effective.

9.	The opportunity to make defense as referred to in paragraph (7) shall not be required if the will-be removed commissioner accepts the proposed removal.

10.	The office term of a member of Board of Commissioners shall end in case of:

a.	resignation in accordance with the provisions of paragraph (5);

b.	loss of qualifications required by the prevailing laws and regulations;

c.	death;

d.	dismissal on the basis of a resolution by a General Meeting of Shareholders.

DUTIES AND POWER OF THE BOARD OF COMMISSIONERS

Article 15

1.
The Board of Commissioners for the purpose of supervision at any time during the Company’s business hours shall be entitled to enter the building and premises or any other places used or controlled by the Company and to check books, documents and other evidence, to inspect and verify the financial position of the Company and to have knowledge of all acts done by the Board of Directors.

2.	In the performance of their duties, the Board of Commissioners shall be entitled to get any information and explanation from the Board of Directors or each member of the Board of Directors.

3.
In the event all members of the Board of Directors are suspended and the Company has no member of the Board of Directors, the Board of Commissioners shall be obliged to temporarily manage the Company.  In such event, the Board of Commissioners shall be entitled to confer interim power upon one or more persons among them on their joint responsibilities.

4.
If the Company has only one Commissioner, then all of the duties assigned to and powers conferred upon the President Commissioner or a member of the Board of Commissioners by virtue of these Articles of Association shall be vested in him.

MEETING OF BOARD OF COMMISSIONERS

Article 16

The provisions of Article 13 shall apply mutatis mutandis to the meeting of Board of Commissioners.

BUSINESS PLAN, FISCAL YEAR AND ANNUAL REPORT

Article 17

a.	The Board of Directors shall submit to the Board of Commissioners a business plan setting out the annual budget of the Company for approval before the commencement of a fiscal year.

b.	The business plan as referred to in paragraph (1) shall be submitted at the latest 14 (fourteen) days before the commencement of the next fiscal year.

c.
The fiscal year of the Company shall commence on the 1st (first) day of January and end on the 31st (thirty first) day of December.  At each end of December each year, the Company’s books shall be closed.

The first books of the Company shall commence on the date of this Deed of Incorporation and be closed on the thirty first day of December two thousand eight (31-12-2008.

d.	The Board of Directors shall prepare an annual report and make it available at the Company’s office for examination by shareholders as of the notice date of Annual General Meeting of Shareholders.

THE USE OF NET EARNINGS AND

DISTRIBUTION OF INTERIM AND FINAL DIVIDENDS

Article 18

1.
The net earnings of the Company for a fiscal year as shown as positive retained earnings in the balance sheet and income statement, which have been approved by the Annual General Meeting of Shareholders, shall be used in such manner as is determined by such Meeting.

2.
In case the income statement in one fiscal year shows a loss that cannot be covered by the reserve fund, then the loss shall continue to be recorded and shall be entered in the income statement and, in subsequent fiscal years, the Company shall be considered not to have made any profits as long as the loss recorded in the profit and loss statement has not been fully covered.

3.	The Company may distribute interim dividends before the end of the Company’s fiscal year.

USE OF RESERVE FUND

Article 19

1.
A portion of the net earnings shall be set aside for reserve funds until the reserve funds reach 20% (twenty percent) of issued and paid in capital and the reserve funds may be used only to cover losses that are not covered by other reserves.

2.
In the event that the reserve funds exceed 20% (twenty percent) of issued and paid-in capital, a General Meeting of Shareholders may decide that the surplus of the reserve fund be used for the Company’s requirements.

3.
The reserve fund as referred to in paragraph (1) and the reserve fund surplus as referred to in paragraph (2) shall, to the extent that there are no losses to be covered by the reserve fund and the use of reserve fund surplus has not decided by General Meeting of Shareholders, be managed by the Board of Directors in a manner deemed fit and expedient by the Board of Directors upon the approval of the Board of Commissioners and subject to the prevailing laws and regulations.

CLOSING PROVISIONS

Article 20

-Matters not provided for or not otherwise fully covered in these Articles of Association shall be resolved by a General Meeting of Shareholders.

-Finally, the appearing person acting in her above-mentioned capacity states as follows:

1.
Those 1,000,000 (one million) issued shares having total value of Rp.1,000,000,000.00 (one billion Rupiah) have been subscribed and paid-in in full and in cash to the Company’s account by the following shareholders:

a.	Limited Liability Company PT. CENTRAL PROTEINAPRIMA Tbk holding 900,000 (nine hundred thousand) shares having aggregate value of (nine hundred million Rupiah).	Rp.	900,000,000.00

b.	Mr. BAMBANG SUSANTO holding 50,000 (fifty thousand) shares having aggregate value of (fifty million Rupiah).	Rp.	50,000,000.00

c.	Mr. HEANKY FUKSON LEO holding 50,000 (fifty thousand) shares having aggregate value of (fifty million Rupiah).	Rp.	50,000,000.00

-so that there are a total of 1,000,000 (one million) shares having total value of (one billion Rupiah).		Rp.	1,000,000,000.00

2.
In waiver of Article 8 and 11 of the Company’s articles of association regarding the appointment of members of the Company’s Board of Directors and Board of Commissioners, the following persons have been appointed as:

BOARD OF DIRECTORS

President Director	:
Mr. BAMBANG SUSANTO, born in Sidoarjo, on the fourteenth day of February one thousand nine hundred sixty four (14-2-1964), Indonesian Citizen, a private person, residing at Darmawangsa 42, Rukun Tetangga 010, Rukun Warga 012, Kelurahan Kertajaya, Kecamatan Gubeng, Surabaya City, the holder of East Java Province, Surabaya City Identity Card Number 12.5619.140264.0001;

Director	:
Mr. BAMBANG WIDIGDO, born in Ngawi, on the ninth day of August one thousand nine hundred fifty six (9-8-1956), Indonesian Citizen, a private person, residing at Ciputin Gugahsari number 20, Rukun Tetangga 03, Rukun Warga 03, Kelurahan/Desa Ciherang, Kecamatan Dramaga, Bogor Regency, the holder of Identity Card Number 32.03.28.2005/478/5035480;

Director	:
Mr. LEONG DAVID ANTHONY, born in Hawaii, United of America, on the second day of May one thousand nine hundred sixty seven (2-5-1967), America Citizen,  a private person, residing at Mutiara Exec. Resident Blok C.05 1st Floor, Jalan Benda Bawah number 51 A, Jeruk Purut. South Jakarto, pemegang kartu Izin Tinggal terbatas yang dikeluarkan oleh Kepala Kantor Imigrasi Jakarta Selatan, tertanggal tujuh Agustus dua ribu tujuh (7-8-2007) nomor 2C1JE 9061-F; +++

BOARD OF COMMISSIONERS
Commissioner	:
Mr. BENJAMIN JIARAVANON, born in Jakarta, on the sixth day of January one thousand nine hundred seventy one (6-1-1971), Indonesian Citizen, a private person, residing at Jalan Pasir Putih VI/7, Rukun Tetangga 009, Rukun Warga 010, Kelurahan Ancol, Kecamatan Pademangan, North Jakarta, the holder of Identity Card Number 09.5107.060171.0212;

-Finally the appearing person acting in her above-mentioned capacity hereby confers power with the right of substitution upon

*

either jointly or severally to obtain approval from/submit notice/report to the appropriate authority and, for the said purpose, to appear before any competent officials, to give any statements and information, to make or cause to be made and sign any documents and to take and do anything as may be required.

-The appearing person warrants that she fully understands the substance of this deed.

IN WITNESS WHEREOF

This deed is made and executed in Jakarta, on the day and date first written above, in the presence of the following witnesses:

1.
Mr. HENRY JOSEPH, Sarjana Hukum, born in Jakarta on the twenty eighth day of January one thousand nine hundred eighty five (28-1-1985), Indonesian Citizen, residing at Muara Karang J.1.U/3, Rukun Tetangga 007, Rukun Warga 002, Kelurahan Pluit, Kecamatan Penjaringan, North Jakarta, holder of Jakarta Capital Region Province Identity Card number 09.5102.280185.4015;

2.
Ms. CAECILIA SRI AMELIA DAUD, born in Jakarta on the eighteenth day of February one thousand nine hundred sixty six (18-2-1966), Indonesian Citizen, residing at Duta Indah 5 Blok GG.2 number 13, Pondok Duta, Rukun Tetangga 05, Rukun Warga 23, Kelurahan Baktijaya, Kecamatan Sukamajaya, Depok City, holder of Identity Card number 32.77.73.1008/17480/73058873;

-now being in Jakarta;

-Both being the employees of the notary office.

After I, the notary, read out this deed to the appearing person and witnesses, this deed is signed by the appearing person, witnesses and me, the notary.

This deed is executed with two emendations.

The original of this deed is duly signed.

Issued as true copy.

[sealed, stamped and signed]

THE DECREE OF THE MINISTER OF LAW AND HUMAN RIGHTS

THE REPUBLIC OF INDONESIA

Number: AHU-91818.AH.01.02.Tahun 2008

ON

APPROVAL FOR THE DEED OF AMENDMENTS TO

ARTICLES OF ASSOCIATION OF LIMITED LIABILITY COMPANY

THE MINISTER OF LAW AND HUMAN RIGHTS

THE REPUBLIC OF INDONESIA

Considering	:
that upon careful examination of completed form of Notarial Deed of Model II and the supporting documents and the copy of Deed Number 63, dated June 20, 2008, passed before and submitted by Notary Desman, SH., M.Hum, and received on November 19, 2009, the above documents were found to have complied with and satisfied the terms and conditions of the relevant prevailing law.

Recognizing	:	1.	Law Number 40 of 2007 concerning Limited Liability Company (Supplement Number 4756 to the Statute Book Number 106 of 2007);

2.	Government Regulation Number 26 of 1998 concerning the Names of Limited Liability Companies (Supplement Number 3740 to the Statute Book Number 39 of 1998);

1

3.
Presidential regulation of the Republic of Indonesia Number 94 of 2006 concerning Third Amendment of Presidential regulation Number 09 of 2005 regarding Position, Task, Function, Organization Structure and Work Procedure of the State Ministry of the Republic of Indonesia;

4.
Regulation of the Minister of Law and Human Rights of the Republic of Indonesia Number M.09.PR.07.10 of 2007 concerning Organization and Work Procedure of the Ministry of Law and Human Rights of the Republic of Indonesia;

5.
Regulation of the Minister of Law and Human Rights of the Republic of Indonesia Number M.MH-02.AH.0l.0l of 2009 concerning Work Procedures of the Legalization Application of Legal Entities for Limited of Liability Company, Approval of Article of Association Amendment, Notice of Article of Association Amendment and Amendment of Limited Liability’s Data

DECIDED

FIRST	:
To approve the Amendments to Articles of Association of PT. MARINDOLAB PRATAMA, with Taxpayer ID Number:  01.661.733.4-401.000, having its domicile in Serang - Serang Regency, in accordance with the Completed Form of Notarial Deed of Model II stored in the Database of Legal Entity Administration System and the copy of Deed Number 63, dated June 20, 2008 passed before Notary Desman, SH., M.Hum, practicing in North Jakarta.

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SECOND	:	This decree shall be in full force and effect as of the issuance date.

Issued in Jakarta

on November 28, 2008

p.p. MINISTER OF LAW AND HUMAN RIGHTS

THE REPUBLIC OF INDONESIA

ACTING DIRECTOR GENERAL OF

LEGAL ADMINISTRATION

[signed]

DR. AIDIR AMIN DAUD, SH., MIL, DFM.
NIP.19581120 198810 1 001

Company Register Entry Number AHU-0116318.AH.0l.09.Tahun 2008 dated November 28, 2008

..

NOTARY PUBLIC
DESMAN, S.H., M.Hum., M.M.
Decree of Minister of Justice and Human Rights of the Republic of Indonesia
Number: C-1185.HT.03.02. Th. 2002
STTD of Capital Market Supervisory Agency
Number: 644/PM/STTD-N/2003

Jl. Muara Karang Raya No. 10
North Jakarta 14450
Phone (021) 683 0328 (Hunting) 666 00923
Fax. (021) 662 2143

Deed: STATEMENT OF MEETING RESOLUTIONS
PT. MARINDOLAB PRATAMA
domiciled in Serang Regency

Number	:	30

Dated	:	November 11, 2008

STATEMENT OF MEETING RESOLUTIONS

PT. MARINDOLAB PRATAMA

Number: 30.

-On this day, Tuesday, the eleventh day of November two thousand eight (11-11-2008), at 14:10 (fourteen ten) West Indonesia Time Zone.

-Appeared before me, DESMAN, Sarjana Hukum, Magister Humaniora, Notary Public practicing in Jakarta, in the presence of witnesses whose names will be mentioned at the end part f this deed and known to me, the Notary:

-Mister ARIEF YULIANTO, born in Blitar, on the eleventh day of December one thousand nine hundred eighty four (11-12-1984), Indonesian Citizen, a private person, residing in Blitar, Dusun Ponggok, Rukun Tetangga 003, Rukun Warga 002, Desa Ponggok, Kecamatan Ponggok, Kabupaten Blitar, the holder of Resident Identity Card of East Java Province, Blitar Regency, under Resident Registration Number 350506.111284.0002;

-temporarily being in Jakarta;

-according to his explanation in this matter acting by virtue of power conferred upon him by all of the shareholders of limited liability company that will be mentioned and contained in the Circular Resolutions of Shareholders of the limited liability company PT. MARINDOLAB PRATAMA, having its seat in Serang Regency, (hereinafter referred to as the “Company”), the amendment to the entire articles of association of which has been adjusted with Law Number 40 of 2007 (two thousand seven) regarding Limited Liability Company and contained in the deed dated the twentieth day of June two thousand eight (20-6-2008) Number 63, the minutes of the deed of which was drawn up before me, the Notary, which has not until this present obtained approval from Minister of Law and Human Rights of the Republic of Indonesia.

1

-The appearer is known to me, the Notary.

-The appearer declared that he hereby guarantees the authenticity of his identity in accordance with the identity card submitted to me, the Notary, and he shall be fully responsible for such matter;

-The appearer acting in his capacity as aforesaid firstly explained as follows:

-that on the tenth day of November two thousand eight (10-11-2008), the Company’s shareholders approved/adopted resolutions, all this as set out in the Circular Resolutions of Shareholders of the Company, dated the tenth day of November two thousand eight (10-11-2008),  having sufficient stamp on them and signed by all of the shareholders, the original version of which is stitched unto the minutes of this deed (hereinafter referred to as the “Shareholders’ Resolutions”).

2

-that based  on  Article  91 of Law  Number 40 of 2007  (two thousand seven)  regarding Limited Liability Company, which provides:  “The Shareholders may  also adopt binding circular resolutions subject to all  of  voting shareholders’  written approval by signing the relevant proposal”.

-that according to the explanation of   the  appearer, the shareholders that have  signed the  said  Shareholders’ Resolutions are all of the holders of shares in the Company which represent all of the shares issued and paid-up in full in the Company until the most recent signing date and day of the said Shareholders’  Resolutions,  namely   as many  as 1,000,000 (one million) shares;

-that the Company’s shareholders have conferred power upon the appearer as set out in the Shareholders’ Resolutions, to state the said resolutions in a notarial deed;

-that the appearer intends to state the said resolutions in this deed.

-In relation to the matters detailed above, the appearer always acting by virtue of the said power conferred upon him explained that he hereby declared the resolutions which have been adopted aforesaid as follows:

I.
To approve the reconfirmation of the deed dated the twentieth day of June two thousand eight (20-06-2008) number 63, the minutes of deed of which was drawn up before me, the Notary, in the frame of complying with the provisions of Article 21 paragraph (7) and (9) of Law Number 40 of 2007 (two thousand seven) regarding Limited Liability Company.

3

II.
To approve to amend Article 3 of the deed dated the twentieth day of June two thousand eight (20-06-2008) Number 63, the minutes of deed of which was drawn up before me, the Notary, concerning the purpose and objectives as well as business activities of the Company, so that it subsequently reads and is written as follows:

PURPOSE AND OBJECTIVES AND BUSINESS ACTIVITIES

1.	The purposes and objectives of the Company shall be to deal with the business in the field of basic chemistry which produces specific chemicals and wholesale trade (main distributor and export).

2.	To accomplish the purposes and objectives aforesaid, the Company may conduct business activities as follows:

a.	To deal with industry of medicines/probiotic for fish, shrimps and other animals;

b.	To deal with trade business, covering:

-	distributor for merchandises such as, among other things, medicine/probiotic for shrimp and fish fishpond as well as other non-forbidden merchandises;

4

-	export of merchandises such as, among other things, medicines/probiotic for shrimp and fish fishpond as well as other non-forbidden merchandises.
III.
To accept resignation of Mister LEONG DAVID ANTHONY from his position as Director of the Company and give acquit et decharge for the management conducted so far to the Company. Therefore, the composition of the Board of Directors and the Board of Commissioners of the Company as of the effective date of the said Circular Resolutions of Shareholders is as follows:

THE BOARD OF DIRECTORS:

-President Director	:
Mister BAMBANG SUSANTO, born in Sidoarjo, on the fourteenth day of February one thousand nine hundred sixty four (14-02-1964), Indonesian Citizen,  a  private person, residing  in  Surabaya, Darmawangsa  42, Rukun Tetangga 010, Rukun Warga 012, Kelurahan Kertajaya,  Kecamatan   Gubeng, Kota Surabaya, the holder of Resident Identity Card of East Java  Province,  Kota  Surabaya under   Resident   Registration Number 12.5619.140264.0001;

5

-Director	:
Mister Dokter BAMBANG WIDIGDO, born in Ngawi, on the ninth day of   August  one  thousand  nine hundred fifty six (09-08-1956), Indonesian  Citizen, a private person, residing in Bogor, Ciputih Gugahsari Number 20, Rukun Tetangga 03, Rukun Warga 03, Kelurahan\Desa Ciherang, Kecamatan Dramaga, Kabupaten Bogor, the holder of Resident Identity Card Number 32.03.28.090856.01264;

THE BOARD OF COMMISSIONERS:

-Commissioner	:
Mister BENJAMIN JIARAVANON, born in Jakarta, on the sixth day of January one thousand nine hundred seventy one (06-01-1971), Indonesian Citizen, a private person, residing in Jakarta, Jalan Pasir Putih VI/7, Rukun Tetangga 009, Rukun Warga 010, Kelurahan Ancol, Kecamatan Pademangan, Jakarta Utara, the holder of Resident Identity Card Number 09.5107.060171.0212;

6

-Finally, the appearer acting in his position as aforesaid explains that he hereby confers power upon

•

-either jointly or severally with the right to transfer this power to any other person, to request for approval / notify / report to the competent authority, for the purpose of which to appear where necessary, give information, make, ask to be made and sign the deeds and all documents required and further take all actions deemed  appropriate and useful to  settle the matters above.

- -The appearer declares to have understood and comprehended the content of this deed.

IN WITNESS WHEREOF

-This deed is made as minutes and executed in Jakarta, on the day and date first written in the preamble of this deed, in the presence of:

1.
Ms. HELIANA, Sarjana Hukum, Magister Kenotariatan, born in Jakarta, on the twenty-fifth day of May one thousand nine hundred eighty (25-05-1980), an Indonesian Citizen, residing in Jakarta, Jalan Jelambar Jaya III Number 11, Rukun Tetangga 010,, Rukun Warga 002,, Kelurahan Jelambar Baru, Kecamatan Grogol Petamburan, Jakarta Barat, the holder of Resident Identity Card Number 09.5202.650580.5522;

7

2.
Ms. TRINATA SANTRI, Sarjana Hukum, Magister Kenotariatan, born in Jakarta, on the twelfth day of December one thousand nine hundred eighty two (12-12-1982), Indonesian Citizen, residing in Jakarta, Muara Karang Blok A 4 Selatan Number 30, Rukun Tetangga 001, Rukun Warga 003, Kelurahan Pluit, Kecamatan Penjaringan, Jakarta Utara, the holder of  Resident Identity  Card Number 09.5102.521282.4002;

-both being employees of the Notary office as witnesses.

- Immediately after I, the Notary, read out this deed to the appearers and witnesses, they and I, the Notary, signed the same.

-Executed without any alterations.

-The original version of this deed has been duly signed.

-Issued as a true copy.

Notary Public in Jakarta

Stamped, sealed and signed

DESMAN, S.H., M. Hum.

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DEED STATEMENT OF SHAREHOLDERS’ RESOLUTIONS “PT MARINDOLAB PRATAMA” Domiciled in Serang Serang Regency

NOTARY PUBLIC
YULIA, S.H.

Decree of the Minister of Law and Human Rights of the
Republic of Indonesia
No. C-27.HT.03.02-Th.2005, dated December 30, 2005

Puri Imperium Office Plaza
LG-12
Jl. Kuningan Madya Kav. 5-6 (Jl. HR Rasuna Said)
South Jakarta 12980
Phone 83784141-70710005
Fax 8305223

Capital Market Supporting Profession
STTD No. 266/PM/STTD-N/2000, dated October 16, 2000

Number	:	35.-
Date	:	November 09, 2012.-

STATEMENT OF SHAREHOLDERS’ RESOLUTIONS

“PT MARINDOLAB PRATAMA”

Number: 35.-

-- On this day, Friday, the ninth day of November two thousand twelve (09-11-2012), at 11:00 W.I.B. (eleven West Indonesia Time Zone).

-- Appeared before me, YULIA, Sarjana Hukum, Notary Public practicing in South Jakarta Municipality with the service area covering the Special Capital Region of Jakarta Province, in the presence of witnesses known to me, the Notary, and whose names will be mentioned at the end part of this deed.

--
Ms. LAURA, born in Jakarta, on the twenty-eighth day of October one thousand nine hundred eighty one (28-10-1981), a private person, residing in Jakarta, Jalan Cendrawasih VI Number 18, Rukun Tetangga 007, Rukun Warga 007, Kelurahan Cengkareng Barat, Kecamatan Cengkareng, Jakarta Barat, the holder of Resident Identity Card Number 3173016810810005, Indonesian Citizen;

-according to her explanation in this matter acting by virtue of power conferred upon her by the shareholders of the limited liability company PT MARINDOLAB PRATAMA, having its seat in Serang – Serang Regency, the most recent amendment to the articles of association of which has been authenticated by Minister of Law and Human Rights of the Republic of Indonesia as set out in his Decree dated the twenty-eighth day of November two thousand eight (28-11-2008) Number AHU-91818.AH.0l.02.Tahun 2008, the said limited liability company PT MARINDOLAB PRATAMA shall hereinafter be referred to as the “Company”.

1

-- The appearer is known to me, the Notary;

– The appearer always acting as aforesaid explained first as follows:

– that on the fifth day of November two thousand twelve (05-11-2012), the shareholders of the Company have approved / adopted a resolution, all this as set out in the complete Circular Resolutions of Shareholders of the Company signed on the fifth day of November two thousand twelve (05-11-2012), the original version of which has sufficient stamp on it and stitched unto the original minutes of this deed (hereinafter referred to as the “Shareholders’ Resolutions”);

– that based on article 91 of Law Number 40 of 2007 (two thousand seven) regarding Limited Liability Company, the shareholders may also adopt lawful and binding resolutions without convening a general meeting of shareholders provided that all shareholders have been notified in writing of the same and all of the shareholders give approval to the proposal submitted in writing and sign such approval.  Any resolutions adopted in this manner have equal force of law to the resolutions lawfully adopted in a general meeting of shareholders and therefore such Shareholders’ Resolutions may also be deemed as being the same with any resolutions adopted in a general meeting of shareholders of the Company;

2

– that the company’s shareholders have conferred power upon the appearer as set out in the said Shareholders’ Resolutions, to satte the said resolutions in this deed.

– In relation to the matters described above, the appearer always acting by virtue of the power conferred upon her explains that the resolutions adopted aforesaid are as follows:

– To reconfirm all of the resolutions set out in the Circular Resolutions of Shareholders drawn up privately and having sufficient stamp on it dated the thirty-first day of August two thousand twelve (31-08-2012) and specified in the deed dated the thirty-first day of August two thousand twelve (31-08-2012) Number 05, drawn up before Widya Agustyna, Sarjana Hukum, Notary Public practicing in Tangerang Regency, the content of which reads as follows:

1.
To dismiss with honor all members of the Board of Directors and the Board of Commissioners of the Company and at the same time re-appoint all members of the Board of Directors and the Board of Commissioners aforesaid, such dismissal and appointment of which is effective as of the signing of the said Shareholders’ Resolutions, subject to the right of General Meeting of Shareholders to dismiss them at any time, so that subsequently the composition of members the Board of Directors and the Board of Commissioners of the Company becomes as follows:

3

The Board of Directors:

- President Director	:
Mister BAMBANG SUSANTO, born in Sidoarjo, on the fourteenth day of February one thousand nine hundred sixty four (14-02-1964), a private person, residing in Surabaya, Darmo Baru Barat 8/32, Rukun Tetangga 006, Rukun Warga 002, Kelurahan Sono Kwijenan, Kecamatan Sukomanunggal, Kota Surabaya, the holder of Resident Identity Card Number 3578081402640001, Indonesian Citizen;

- Director	:
Mister Dokter BAMBANG WIDIGDO, born in Ngawi, on the ninth day of August one thousand nine hundred fifty six (09-08-1956), a private person, residing in Bogor, Ciputih Gugahsari Number 20, Rukun Tetangga 003, Rukun Warga 003, Kelurahan Ciherang, Kecamatan Dramaga, Kabupaten Bogor, the holder of Resident Identity Card Number 3201300908560001, Indonesian Citizen;

4

The Board of Commissioners:
- Commissioner	:
Mister MAHAR ATANTA SEMBIRING, born in Jakarta, on the twenty first day of January one thousand nine hundred seventy four (21-01-1974), a private person, residing in Jakarta, Jalan Erlangga V/22, Rukun Tetangga 005, Rukun Warga 003, Kelurahan Selong, Kecamatan Kebayoran Baru, Jakarta Selatan, the holder of Resident Identity Card Number 3174072101740002, Indonesian Citizen;

2.
To give acquit et decharge to the Board of Directors for the management duty and the Board of Commissioners for supervision duty to the extent that such actions comply with the provision of the Articles of Association of the Company and the prevailing laws and regulations.

IN WITNESS WHEREOF

– This deed is made and authenticated in Jakarta, on the day and date first written in the preamble of this deed, in the presence of:

1.
Mrs. Suhartini, Sarjana Hukum, born in Jakarta, on the sixteenth day of November one thousand nine hundred seventy two (16-11-1972), residing in Jakarta, Karang Anyar Jalan C Raya Number 5, Rukun Tetangga 009, Rukun Warga 004, Jakarta Pusat, the holder of Resident Identity Card Number 3171025611720002, Indonesian Nationality; and

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2.
Mister Iswandi, Sarjana Hukum, born in Jakarta, on the seventh day of September one thousand nine hundred seventy (07-09-1970), a private person, residing in Jakarta, PTB Duren Sawit Block M/28, Rukun Tetangga 015, Rukun Warga 008, Kelurahan Duren Sawit, Kecamatan Duren Sawit, Jakarta Timur, the holder of Resident Identity Card Number 3175070709700019, Indonesian Nationality;

- both being employees of the notary’s office and as witnesses.

- Immediately after I, the Notary, read out this deed to the appearers and witnesses, they and I, the Notary, signed the same.

- Done without any alterations.

- The original version of this deed has been duly signed.

- Issued as a true copy.

Notary Public in Jakarta

Stamped, sealed and signed

(YULIA, SH.)

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MINISTRY OF LAW AND HUMAN RIGHTS THE REPUBLIC OF INDONESIA DIRECTORATE GENERAL OF PUBLIC LAW ADMINISTRATION JL. HR. Rasuna Said Kav. 6-7, Kuningan, South Jakarta Phone: (021) 5202387–Hunting

Number	:	AHU-AH.0l.l0-41383	Jakarta, November 22, 2012

Encl.	:

Subject	:	Receipt of Notice of Changes in	Notary Yulia, SH
		Corporate Data of PT.	Jl. Kuningan Mulia Kav. 9B
		MARINDOLAB PRATAMA	South Jakarta

In accordance with the data contained in the Completed Form of Deed of Model III stored in the Database of Legal Administration System, the copy of the Deed Number 35, dated November 9, 2012, passed before and submitted by Notary Yulia, SH practicing in South Jakarta and the supporting documents, which were received on November 21, 2012, Notice of Changes in Management Structure of PT. MARINDOLAB PRATAMA, having its seat in Serang – Serang Regency, has been received and recorded in the Database of Legal Administration System of Ministry of Law and Human Rights of the Republic of Indonesia.

The recording is for administrative purpose only for the completeness of the documentation concerning the said company, and has no legal consequences whatsoever.

p.p. MINISTER OF LAW AND HUMAN RIGHTS THE REPUBLIC OF INDONESIA ACTING DIRECTOR GENERAL OF LEGAL ADMINISTRATION [signed and sealed] DR. AIDIR AMIN DAUD, SH., MIL NIP: 19581120 198810 1 001

Company Register Entry Number AHU-0100774.AH.01.09.Tahun 2011 dated November 22, 2012